Exhibit (c)(8)

Dividend discount model Assumptions 2018E 2019E 2020E 2021E 2022E – All projections provided EPS $1.21 $1.44 $1.71 $1.98 $2.28 by Pine management – Valuation as of YE EPS ex. Tecmo $1.18 $1.40 $1.64 $1.89 $2.17 2017 Dividends per share $0.74 $0.77 $0.81 $0.85 – Uses mid-year discounting – Company keeps capital Present value Terminal value structure the same @ 1/1/18 @ 12/31/21 going forward A. Cash flows Present value of dividends (12.0% CoE) $2.54 B. Terminal value Terminal P/E (@ 10.0x) $13.80 $21.71 Perpetuity growth rate (12.0% CoE, 2.0% growth) $13.80 $21.71 Implied terminal P/BV 1.22x (b) Implied terminal P/TBV 1.51x (b) C. Value of Tecmo stake (49%) $1.10 (a) Total value (A+B+C) Terminal P/E $17.43 Perpetuity growth rate $17.43 Deutsche Bank (a) Calculated as $221.4mm of carrying equity value divided by 201.7mm diluted shares. (b) Excludes $1.36 of Tecmo value in terminal year. Corporate & Investment Bank Source: Pine projections as prepared by Pine Management and pro-forma for sale of Tecmo; FY 2017 pending KPMG audit

5-year history of P/NTM EPS 20.0x 16.0x 15.8x 5-yr average: 14.3x E PS TM 12.0x N / P 5-yr average: 9.2x 9.0x 8.0x 4.0x 2013 2014 2015 2016 2017 2018 Pine Peers Deutsche Bank Note: Market data as of 2/2/2018. Peers include AFG, AGII, AIZ, AMSF, CNA, EIG, JRVR, MKL, NAVG, PRA, SIGI, THG and WRB. Source: FactSet Corporate & Investment Bank